Exhibit 23.1
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                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report, dated November 8, 2001, on the consolidated financial statements of MFB Corp., which appears on page 17 of MFB Corp.'s 2001 Annual Report which is incorporated by reference in MFB Corp.'s Form 10-K for the fiscal year ended September 30, 2001, in MFB Corp.'s Registration Statements on Form S-8 pertaining to the MFB Corp. 2002 Stock Option Plan.


                                          /s/ Crowe, Chizek and Company, LLP
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                                          Crowe, Chizek and Company LLP

South Bend, Indiana
March 28, 2002